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                                    EXHIBIT A
                             OFFICERS AND DIRECTORS

                                                                  Present Principal Occupation(s) or Employment(s)
                                                                   and Address in which carried on if other than
                                                                  Whittier Ventures, LLC, Whittier Energy Company,
                Name and                                             Whittier Opportunity Fund or Whittier Trust
          Business Address*         Position                                          Company
          -----------------         --------                      ------------------------------------------------

WHITTIER VENTURES, LLC

Michael J. Casey                    Manager
Arlo G. Sorensen                    Manager
David A. Dahl                       President
Steven A. Anderson                  Vice President and
                                    Secretary
Robert D. Sellers                   Vice President and Chief
                                    Financial Officer
James A. Jeffs                      Vice President

WHITTIER ENERGY COMPANY

Steven A. Anderson                  Director, Vice President and
                                    Secretary
Michael J. Casey                    Director
David A. Dahl                       Director, President
James A. Jeffs                      Director, Vice President
Arlo G. Sorensen                    Director
Robert D. Sellers                   Vice President and Chief
                                    Financial Officer
Bryce W. Rhodes                     Vice President

WHITTIER OPPORTUNITY FUND I LLC

Whittier Ventures LLC               Manager

WHITTIER TRUST COMPANY

Steven A. Anderson                  Director, Managing
                                    Director/Executive Vice
                                    President, Secretary
Pamela D. Barker                    Director,  Managing
                                    Director/Executive Vice
                                    President
Michael J. Casey                    Director, President and Chief
                                    Executive Officer
William F. Keller                   Director
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
Steven L. Merrill                   Director
Arlo G. Sorensen                    Director
Harold M. Williams                  Director
James A. Jeffs                      Managing Director/
                                    Executive Vice President
Robert D. Sellers                   Managing Director/
                                    Executive Vice President,
                                    Chief Financial Officer

* Unless otherwise indicated, the business address for all persons listed on this Schedule A is 1600 Huntington Drive, South Pasadena, CA 91030.